EXHIBIT 10.33

Confidential documents

Expert Network (Shenzhen) Company Limited

Employment Contract

Party A (Employer)		Party B (Employee)

Name:	Expert Network (Shenzhen)	Name:	Zhu Xiao Xin
Company Limited

The type of	Hong Kong Sole Investor	Sex: Male	Age: 37
Company:
Address:	31st F, Development Center	Years of Service :	Family Originality:
	Building, Renminnan Road,		_JiangXi
Shenzhen City.
		Present City:	Shenzhen
Telephone:	82209555	ID card No.:	360103661110271

Legal	Kung Sze Chau	Present Address:
Representative of
Company:

Contact Person:

Telephone:	82209555	Contact No.:	83233380

For the requirement of the company, Party A agrees to appoint Party B as his employee with approval after consideration. This contract is signed in accordance with the relative law and employment regulation, as well as in the basis of equality and voluntariness and both Parties A & B reached the following terms:

1. The Position of Work

(a) Party A will allocate Party B to work in any one of the departments according to the Company's need of man power. The actual duties shall be assigned to Party B upon completion of Party B's probation period.

Department: Network Department

The position of Party B can be re-arranged according to the need of man power of Party A and the performance of Party B upon the mutual agreement of both Parties.

2. Contract Term & Probation Period

(a) This contract shall be effective from November 5, 2003 to November 4, 2004, and the date of probation period from -- to -- . For the person who is considered as unqualified to pass probation, Party A has the right to terminate this contract or the probation period can be extended pursuant to the mutual consent from both Parties. The extension of probation period cannot exceed 3 months.

(b) Both parties may terminate this contract during the probation period under the labour law. During the probation period, Party B shall not be entitled to enjoy the benefits provided by Party A (including medical allowance.)

3. Working Hours

Five days work a week unless stipulated by Party A. The working hours of each working day depends on the actual condition of the position assigned, but not to exceed 40 hours a week in average,.

Party A has the right to adjust the working hours and the public holidays according to the situation of power and water supply and the condition of the work progress, but Party A shall inform Party B in advance.

4. Remuneration

(a) Pasrt A shall determine Party B's salary in accordance with the relevant regulation of the government of PRC, the actual condition of the company, the duty, skill and job nature of Party B. The salary of Party B during probation period is RMB (reference to the Notice of Salary during probation period). The basic monthly salary after passing the probation period is RMBB (reference to the Notice of Salary upon Confirmation of Probation). Position salary, target salary, allowance, salary in advance (if any), and bonus, etc, shall depend on the work target, which shall be separately negotiated between the Parties. The individual income tax shall be borne by Party B.

(b) The salary of Party B shall be adjusted annually in accordance with Party A's economic interest, the status of labour market and the working performance of Party B.

(c) Party B's salary shall be paid every month, with last month's salary shall be paid on or before the 10th day of the coming month. Party B has the obligation not to disclose his salary and shall not inquire about other people's salary. For any inquiries about salary, Party B shall inquire his direct supervisor or the person in charge of the human resources department.

5. Over time

Party A shall require Party B to work over time in accordance with the necessity of the work. Party A shall pay Party B the over time wages or compensatory day off under the labour law of PRC and the rules of Party A.

6. Social Insurance and welfare treatment

(a) Party A shall process the social insurance for Party B according to the stipulations of social insurance of Shenzhen City.

(b) Party B shall obtain the compensation under Shenzhen Economic Zone Industrial Injury Insurance Ordinance and any relevant stipulations in case of disable or death arising from work.

(c) Party A shall upgrade the welfare treatment of Party B under the condition that Party A's own economic condition allowed for such upgrade .

7. Medical welfare

(a) Injury or sickness caused by work

All the medical and hospital expenses are borne by the insurance department and Party A in accordance with the relevant law in case of Party B suffered sickness or inquiry from work.

(b) Injury or sickness not caused by work Party A shall provide Party B the medical insurance in reference to the relative stipulation of the local government and other relevant law, and Party B shall claim the insurance for the medical expenses according to the standard of medical insurance.

8. Sick Leave

Party A shall provide Party B not exceeding 2 days sick leave with wage every month if Party B is sick or has injury not caused by work. Party B shall submit the city or zone level hospital sick leave certification for sick leave application, but for emergency cases medical treatment can be consulted in any hospitals.

If the sickness condition of Party B requires, Party A shall extend the sick leave period of Party B for treatment according to the Party A's designated hospital diagnosis and the years of service of Party B as well as referring to the relevant law

If Party B shall be unable to engage in the original work or the new suitable work assigned by Party A after treatment of the sickness or injury which is not caused by work, Party A shall terminate the contract with Party B according to the relevant labour law and compensation standard.

9. Holiday

(a) Party B shall be entitled to have 10 days of Statutory Holiday with wages (The First Day of January, Chinese New Year, International Labour Day, National Day in a total of 10 days).

(b) Pursuant to the relevant law of the PRC Government, Party B shall be entitled to have holiday with wages after the completion of one year of service with Party A.

The annual leave must be taken within the coming year and no accumulated annual leave shall be brought to the third year. (c) According to the relevant stipulations of PRC, Party B shall be entitled to have marriage leave/late marriage leave, funeral leave, maternity leave/late reproduction leave, sterilization leave (an including abortion). Party B shall be entitled to take fully waged relatives visiting leave according to Party A's stipulations if Party B conforms to the conditions for visiting relatives as imposed by the government. However, but the days for relatives visiting leave shall be deducted from the days of annual leave.

10. Training Fee

In the event that Party B ahs taken study courses that are financed by Party A and has signed training agreements, Party B shall continue his services with Party A according to the agreed period of services that are stipulated in the training agreements. If Party B resigns from his services, leaves Party A or be dismissed by Party A due to disciplinary action before the agreed period of services has been completed, Party B shall compensate Party A the paid training expenses according to the stipulations of the training agreements.

11. Job Safety

Party A shall provide with the necessary job safety gears to Party B according to the relevant stipulations and the needs of Party B's work position. Party B shall use such gears appropriately and maintain their safekeeping after work. When Party B leaves his employment with Party A, he must return all the safety gears so provided to Party A, otherwise Party A shall be entitled to request compensation from Party B.

12. Confidentiality

Unless the written consent of Party A or its authorized agents are giving, otherwise Party B shall not allow any unapproved person to have contact with the books, letters, documents or electronically transmitted information that are relevant to Party A or it business, and shall not, whether in writing, orally or any other means, disclose to any third party any information relevant to Party A's business, its internal affairs and its customers. If Party B violates the aforesaid stipulations and causes damages to Party A, then Party A shall be entitled to dismiss Party B immediately without compensation and to claim against Party B for all the economic loss and legal liability. Party B shall be bound by the relevant confidentiality stipulations of Party A after Party B leaves the employment of Party A.

13 Labor Disciplines

Party B shall observe the stipulations and rules of Party A. Under the following situation, Party A shall be entitled to carry out disciplinary actions against Party B in accordance with the procedure already set by Party A. If the breach of party B is material, Party A shall be entitled to terminate Party B's employment contract or dismiss Party B.

1. Refusing to accept the legitimate and reasonable instruction intentionally.

2. Committing behaviors that are improper and those improper behaviors do not fulfill the duties of due diligence

3. Having committed fraud or dishonest behaviors.

4. Being absent from duties without authorization or is negligent.

5. Accepting or offering bribe.

6. Receiving properties or service from Party A's customer.

7. Gambling, sleeping, reading newspapers or drinking alcohol during office hour.

8. Smoking in the Party A's factories or in the office premises.

9. Stealing or other immoral behaviors.

10. Violating the production safety rules and stipulations. 11. Destroying Party A's properties.

12. Operating Party A's vehicles or equipments without authorization.

13. Due to any reason being warned by admonition letter three times in a calendar year.

14. Being absent from duties for three consecutive working days or more in a calendar year without authorization and no reasonable explanation can be provided afterward.

15. Committing any other behaviors which violate the disciplinary and rules of Party A.

16. Committing any crime in violation of the PRC law and is being sentenced to labour transform or other sentences (this contract shall be terminated simultaneously).

14. The dissolution of the contract and responsibility:

1. Conditions under which Party A shall be entitled to terminate this contract:

(1) During the probation period, Party B cannot exhibit any relevant credential at the designated time, causing Party A to be unable to process the employment procedure for Party B under the local government's stipulations.

(2) Party B has materially violated the discipline, provision of this contract or Party A's regulations.

(3) Party B has been seriously negligent in his duties, has worked for his own private interest and committed corruption as well as created significant harm to the Party A's interest.

(4) Party B has committed crime and criminal obligation has been claimed.

(5) Party B has been considered as disqualified for the works and still not qualified for his work after training or being re-assigned to another position.

(6) Party B has been sick or injured not caused by work but after the medical treatment cannot perform the same duties in the original work or cannot perform the duties in other appropriate position re-assigned by Party A.

(7) The objective conditions for the execution of this contract have been changed materially which caused this contract to be unenforceable, and no new agreement can be reached upon both parties' negotiation for the alteration of this contract.

(8) Party A is facing bankruptcy and is proceeding with the legal reorganization process, or that the conditions for business operation has been difficult causing the lay-off of employees a necessity and the relevant procedures have been done in accordance with the laws.

(9) Other reason being considered as legitimate under the PRC laws.

Party A terminating this contact pursuant to clauses (5), (6), (7), (8) above shall give at least 1 month notice in advance to Party B, or pay Party B an amount equals to 1 month salary of Party B as payment in lieu of notice.

2. Conditions under which Party A is prohibited from terminating this contract:

(1) Party B has been sick or injured and still within the medical treatment period.

(2) Party B has been injured by work or suffered from occupational diseases and is diagnosed to be wholly or partially disabled.

(3) Female employees who are during the pregnancy, confinement and suckling period under the allowed plan of maternity.

(4) Other stipulations under the laws and regulations

3. Conditions under which Party B shall be entitled to terminate this contract any time under these conditions:

(1) Party A has forced Party B to work with violence, threatening or illegal confinement of Party B's freedom.

(2) Party A has not paid the agreed remuneration or provide the appropriate working environment to Party B according to the provision of this contract

(3) Other stipulations under the laws and regulations

Party B shall give 1 month notice in advance to Party A to terminate this contract under conditions other than (a), (b) and (c) above and shall terminate this contract following the relevant procedures.

In the event that any party breaches any provision of this contract and causes the other party to suffer economic loss, the non-defaulting party shall be entitled to claim such loss against the defaulting party in accordance with its responsibilities and consequence of breach.

4. Conditions under which this contract is terminated automatically

(1) Party A is declared bankrupt by law

(2) Party A is dissolved or struck out by legal proceedings.

(3) Party B is dead

5. Compensation for the termination of this contract

Under any one of the following conditions, party A shall compensate Party B as stipulated:

i. Party A has terminated this contract pursuant to clause 14.1 (5), (6), (7) (8).

ii. Party B has terminated this contract pursuant to clause 14.3 (1), (2), (3)

iii. This contract is terminated by the proposal of Party A and such termination is agreed by both parties

15. Other Convention

A (Expert Network (Shenzhen) Company Limited the system of Human Resources)

B (Expert Network (Shenzhen) Company Limited attendance and leave management method)

C (Expert Network (Shenzhen) Company Limited performance appraisal method)

D (Expert Network (Shenzhen) Company Limited Confidential system)

E (Expert Network (Shenzhen) Company Limited agreement of indemnity)

16. Miscellaneous

(1) This contract has two copies, Party A & B shall keep one copy respectively. This contract shall be effective upon execution by both parties and the two copies shall have the same legal effect.

(2) This contract shall be renewed at least 10 working days before its expiration and upon the mutual consent of Party A and Party B. New contract shall be signed.

(3) This contract is made pursuant to the labor laws and the local labour stipulations. In the event that any matter is missing from this contract and is contradictory to the labour laws and stipulations, then the labour laws and regulations shall prevail.

(4) Party A's other rules is supplemental to this contract and therefore Party B shall observe all such other rules.

(5) The context of this contract has been filed with the labour department at the location of business of Party A.

Party A's seal : (sealed)	Party B's signature (signed)
Expert Network (Shenzhen) Company Limited

Legal representative (major responsible person):
(signed)

Dated this contract is signed: November 5, 2003

Attesting office's seal: _______________

Date: _____ Year _____ Month _____ Day